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                                 Exhibit 23 (j)

                          Independent Auditors' Consent

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                                      C-6

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 47 to the registration statement on Form N-1A (the "Registration Statement") of our report dated August 18, 1999, relating to the financial statements and financial highlights appearing in the June 30, 1999 Annual Report to Shareholders of the Montgomery Institutional Series: International Growth Portfolio, Montgomery Institutional Series: Emerging Markets Focus Portfolio, Montgomery Institutional Series: Macro Cap Systematic Value Portfolio, Montgomery Institutional Series: Small Cap Systematic Value Portfolio and Montgomery Global Long-Short Fund (five portfolios of The Montgomery Funds II), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "General Information" in the Statement of Additional Information.


PricewaterhouseCoopers LLP
San Francisco, CA
September 3, 1999